Filed Pursuant to Rule 424(b)(7) under the
Securities Act of 1933 in connection
with Registration No. 333-217576

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 11, 2017)

4,088,978 Shares

MagnaChip Semiconductor Corporation

Common Stock

The selling stockholders named in this prospectus supplement, which are affiliated with a director of our company, are selling 4,088,978 shares of our common stock, $0.01 par value per share. We are not selling any shares of our common stock in this offering. We will not receive any proceeds from the sale of our common stock by the selling stockholders. See “Selling Stockholders.”

Our common stock is traded on New York Stock Exchange, or NYSE, under the symbol “MX.” On August 8, 2017, the last reported sale price of our common stock on the NYSE was $12.05 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$11.10	$45,387,655.80
Underwriting discounts and commissions(1)	$0.12	$490,677.36
Proceeds, before expenses, to the selling stockholders	$10.98	$44,896,978.44

(1)	See “Underwriting” for a description of compensation payable to the underwriter in connection with this offering.

The underwriter expects to deliver the shares of our common stock to purchasers on or about August 15, 2017.

Sole Book-Running Manager

Barclays

Prospectus supplement dated August 9, 2017.

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. We and the selling stockholders have not, and the underwriter has not, authorized any other person to provide you with different or additional information. We, the selling stockholders and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, operating results and prospects may have changed since those dates. We and the selling stockholders are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering and the offering of our common stock in certain jurisdictions may be restricted by law. If you possess this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-i

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. Neither we, the selling stockholders nor the underwriter are making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

“MagnaChip” is a registered trademark of ours and our subsidiaries and “MagnaChip Everywhere” is our registered trademark and service mark. All other product, service and company names mentioned in this prospectus are the service marks or trademarks of their respective owners.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part, this prospectus supplement, and the second part, the accompanying prospectus, are each part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf registration process, the selling stockholders may sell shares of our common stock in one or more offerings. In this prospectus supplement, we provide you with specific information about the terms of this offering and updates with respect to information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus supplement and the accompanying prospectus form a part, includes additional information not contained in this prospectus supplement or the accompanying prospectus. You should read this prospectus supplement, the registration statement and the accompanying prospectus together with the documents incorporated by reference into this prospectus supplement before buying any shares of our common stock in this offering. See “Where You Can Find More Information” on page S-21 of this prospectus supplement.

Unless the context otherwise indicates, the terms “we,” “us,” “our” and “MagnaChip” refer to MagnaChip Semiconductor Corporation and its consolidated subsidiaries. The term “Korea” refers to the Republic of Korea or South Korea.

S-iii

SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. This summary is qualified in its entirety by the more detailed information appearing elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information incorporated by reference into this prospectus supplement, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-3.

The Company

Overview

We are a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, Internet of Things (“IoT”), consumer, industrial and automotive applications. We provide technology platforms for analog, mixed-signal, power, high voltage, non-volatile memory, and Radio Frequency applications. We have a proven record with over 30 years of operating history, a portfolio of approximately 3,300 registered patents and pending applications, and extensive engineering and manufacturing process expertise.

Our Foundry Services Group provides specialty analog and mixed-signal foundry services mainly for fabless and Integrated Device Manufacturer semiconductor companies that primarily serve communications, IoT, consumer, industrial and automotive applications. Our Standard Products Group includes our Display Solutions and Power Solutions business lines. Our Display Solutions products provide panel display solutions to major suppliers of large and small rigid and flexible panel displays, and mobile, automotive applications and home appliances. Our Power Solutions products include discrete and integrated circuit solutions for power management in communications, consumer and industrial applications.

Our wide variety of analog and mixed-signal semiconductor products and manufacturing services combined with our mature technology platform allow us to address multiple high-growth end markets and to rapidly develop and introduce new products and services in response to market demands. Our design center and substantial manufacturing operations in Korea place us at the core of the global electronics device supply chain. We believe this enables us to quickly and efficiently respond to our customers’ needs and allows us to better serve and capture additional demand from existing and new customers.

Corporate Information and History

Our principal executive offices are located at: c/o MagnaChip Semiconductor S.A., 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg, and our telephone number is (352) 45-62-62. Our website address is www.magnachip.com. You should not consider the information contained on our website to be part of this prospectus supplement or in deciding whether to purchase shares of our common stock.

As of July 31, 2017, the selling stockholders in this offering, funds affiliated with Avenue Capital Management II, L.P., collectively referred to herein as Avenue, beneficially owned 4,088,978 shares, or approximately 12.0%, of our outstanding common stock. After giving effect to this offering, Avenue will not hold any shares of our common stock.

The Offering

Common Stock Offered by the Selling Stockholders	4,088,978 shares of common stock.

Selling Stockholders	The selling stockholders in this offering are funds affiliated with Avenue Capital Management II, L.P., which collectively beneficially owned approximately 12.0% of our outstanding common stock as of July 31, 2017, and are affiliated with a director of our company. See “Selling Stockholders.”

Common Stock to Be Outstanding Immediately after this Offering	34,036,978 shares of common stock

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders but we will be required to pay certain expenses related to this offering. The proceeds will go to the selling stockholders. See “Use of Proceeds” and “Selling Stockholders.”

Dividend Policy	We do not intend to pay dividends on our common stock in the foreseeable future.

Risk Factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” beginning on page S-3 of this prospectus supplement, together with all of the other information set forth in and incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to invest in shares of our common stock.

NYSE Symbol	MX

Unless otherwise indicated, all common stock information in this prospectus supplement excludes:

•	3,217,675 shares of our common stock issuable upon exercise of outstanding options or settlement of outstanding restricted stock units, or RSUs, as of July 31, 2017;

•	1,233,522 shares of our common stock reserved for future issuance pursuant to future grants under our 2011 Equity Incentive Plan and our 2011 Employee Stock Purchase Plan as of July 31, 2017; and

•	10,448,213 shares of our common stock issuable upon exchange of the 5.0% Exchangeable Senior Notes due March 1, 2021, or the Exchangeable Notes, of our wholly-owned subsidiary, MagnaChip Semiconductor S.A., as of July 31, 2017.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the risk factors described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 that was filed with the SEC and incorporated herein by reference in their entirety, as well as the other information incorporated by reference into this prospectus supplement and the accompanying prospectus. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition or results of operations. As a result, the price of our common stock could decline and you could lose all or part of your investment in our common stock. Additional risks and uncertainties not currently known to us or those currently viewed by us to be immaterial may also materially and adversely affect our business, financial condition or results of operations.

Risks Related to Ownership of Our Common Stock

The price of our common stock may be volatile and you may lose all or a part of your investment.

The trading price of our common stock might be subject to wide fluctuations. Factors, some of which are beyond our control, that could affect the trading price of our common stock may include:

•	actual or anticipated variations in our results of operations from quarter to quarter or year to year;

•	announcements by us or our competitors of significant agreements, technological innovations or strategic alliances;

•	changes in recommendations or estimates by any securities analysts who follow our securities;

•	addition or loss of significant customers;

•	recruitment or departure of key personnel;

•	changes in economic performance or market valuations of competing companies in our industry;

•	price and volume fluctuations in the overall stock market;

•	market conditions in our industry, end markets and the economy as a whole;

•	subsequent sales of stock and other financings; and

•	litigation, legislation, regulation or technological developments that adversely affect our business.

In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation often has been instituted against the public company. Regardless of its outcome, this type of litigation could result in substantial costs to us and a likely diversion of our management’s attention. You may not receive a positive return on your investment when you sell your shares, and you could lose some or the entire amount of your investment.

You may experience future dilution as a result of future equity offerings.

In the future, we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock in order to raise additional capital. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. Investors purchasing shares or other securities in the future could have rights, preferences or privileges senior to those of existing stockholders and you may experience dilution. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. As of July 31, 2017,

1,233,522 shares of our common stock were reserved for future issuance under our 2011 Equity Incentive Plan and our 2011 Employee Stock Purchase Plan. As of July 31, 2017, there were also 13,665,888 shares of our common stock issuable pursuant to outstanding options, RSUs and Exchangeable Notes. You may incur additional dilution upon the grant of any shares under our equity incentive plans, upon exercise of any outstanding stock options, upon settlement of outstanding RSUs or upon conversion of the Exchangeable Notes.

Provisions in our charter documents and Delaware law may make it difficult for a third party to acquire us and could depress the price of our common stock.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. Among other things, our certificate of incorporation and bylaws:

•	authorize our Board of Directors to issue, without stockholder approval, preferred stock with such terms as the Board of Directors may determine;

•	prohibit action by written consent of our stockholders;

•	prohibit any person other than our Board of Directors, the chairman of our Board of Directors, our Chief Executive Officer or holders of at least 25% of the voting power of all then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors to call a special meeting of our stockholders; and

•	specify advance notice requirements for stockholder proposals and director nominations.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, or the DGCL, regulating corporate takeovers and which has an anti-takeover effect with respect to transactions not approved in advance by our Board of Directors, including discouraging takeover attempts that might result in a premium over the market price for shares of our common stock. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the Board of Directors before the date the interested stockholder attained that status;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after such date, the business combination is approved by the Board of Directors and authorized at a meeting of stockholders, and not by written consent, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, DGCL Section 203 defines a business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, DGCL Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any such entity or person.

A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out of, and do not currently intend to opt out of, this provision.

We do not intend to pay dividends for the foreseeable future, and therefore, investors should rely on sales of their common stock as the only way to realize any future gains on their investments.

We do not intend to pay any cash dividends in the foreseeable future. The payment of cash dividends on common stock is restricted under the terms of the indentures for the outstanding 5.00% Exchangeable Senior Notes due 2021 issued by MagnaChip Semiconductors S.A., our Luxembourg subsidiary, and the outstanding 6.625% Senior Notes due July 15, 2021 issued by us. Any determination to pay dividends in the future will be at the discretion of our Board of Directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

If securities analysts do not publish research or reports about our business or if they downgrade our stock or our industry, our stock price and trading volume could decline.

The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business or industry. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

A substantial portion of our total outstanding shares are held by a small number of investors who may, individually or collectively, exert significant control over us.

To the best of our knowledge, as of July 31, 2017, approximately 38.9% of our outstanding common stock is owned by fewer than five holders, after giving pro forma effect to the sale of all of the 4,088,978 shares of common stock by the selling stockholders named in this prospectus supplement. As long as such major stockholders (whether or not acting in a coordinated manner) and any other substantial stockholder own, directly or indirectly, a substantial portion of our outstanding shares, they will be able to exert significant influence over matters requiring stockholder approval, including the composition of our board of directors. Further, to the extent that our major stockholders were to act in concert, they could potentially control any action taken by our stockholders. The concentration of ownership of our outstanding equity in such major stockholders may make some transactions more difficult or impossible without the support of such stockholders or more likely with the support of such stockholders. The interests of any of such stockholders, any other substantial stockholder or any of their respective affiliates could conflict with or differ from the interests of our other stockholders. For example, our concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could cause the market price of our common stock to decline or prevent our stockholders from realizing a premium over the market price for their shares of our common stock. Under our certificate of incorporation, our non-employee directors and non-employee holders of five percent or more of our outstanding common stock do not have a duty to refrain from engaging in a corporate opportunity in the same or similar activities or lines of business as those engaged in by us, our subsidiaries and other related parties. Also, we have renounced any interest or expectancy in such business opportunities even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted an opportunity to do so.

Our ability to use our net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

As of December 31, 2016, we had approximately $133 million of U.S. net operating loss carryforwards available to offset future U.S. taxable income, which expire in part at various dates through 2036 if unused, and U.S. tax credit carryforwards of approximately $0.4 million. We have recorded valuation allowances to some extent on these deferred tax assets, as well as our substantial non-U.S. deferred tax assets, for financial reporting purposes.

The sale of common stock pursuant to this offering and/or past or future issuances or sales of our stock (including certain transactions involving our stock that are outside of our control) could result in an ownership change under Section 382 of the Internal Revenue Code of 1986, as amended.

Section 382 imposes restrictions on the use of a U.S. corporation’s net operating losses, as well as certain recognized built-in losses and other carryforwards, after an “ownership change” occurs. A Section 382 “ownership change” occurs if one or more stockholders or groups of stockholders who own at least 5% of our stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period that begins on the later of three years prior to the testing date and the date of the last ownership change. If an “ownership change” occurs, Section 382 would impose an annual limit on the amount of pre-change net operating losses and other tax attributes we could use to reduce our taxable income generally equal to the product of the total value of our outstanding equity immediately prior to the “ownership change” (subject to certain adjustments) and the applicable federal long-term tax-exempt interest rate for the month of the “ownership change.” The applicable rate for ownership changes occurring in the month of August 2017 is 1.99%.

Because U.S. federal net operating losses generally may be carried forward for up to 20 years, the annual limitation may effectively provide a cap on the cumulative amount of pre-ownership change losses, including certain recognized built-in losses that may be utilized.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act that involve risks and uncertainties. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All statements other than statements of historical facts included in this prospectus supplement and the accompanying prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus supplement and the accompanying prospectus are not guarantees of future performance, and we cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors that we discuss under the heading “Risk Factors” and elsewhere in this prospectus supplement and factors listed in “Business” and “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act.

You should read these risk factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. We cannot assure you that the forward-looking statements in this prospectus supplement and the accompanying prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all.

The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except to the extent required by applicable securities law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. All of the proceeds will go to the selling stockholders. We have agreed to pay certain expenses related to this offering, which we estimate to be approximately $690,000.

The selling stockholders in this offering are funds affiliated with Avenue Capital Management II, L.P., which collectively beneficially owned approximately 12.0% of our outstanding common stock as of July 31, 2017, and are affiliated with a director of our company. See “Selling Stockholders.”

SELLING STOCKHOLDERS

Beneficial Ownership

The following table sets forth information with respect to the beneficial ownership of our common stock held as of July 31, 2017 by the selling stockholders and the shares the underwriter has agreed to purchase from the selling stockholders. The amounts and percentages of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic interest.

The percentages in the following table reflect the common stock beneficially owned by the selling stockholders as a percentage of the total number of shares of our common stock held and, to the extent applicable, issuable to the selling stockholders upon the exercise or conversion of any of our securities that are exercisable or convertible within 60 days of July 31, 2017. As of July 31, 2017, we had 34,036,978 shares of common stock outstanding.

The information set forth in the table below is based on information provided by or on behalf of the selling stockholders.

	Shares of Common Stock Beneficially Owned prior to the Offering		Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned after the Offering(1)
Name	Number	Percentage	Number	Number	Percentage
Avenue Special Situations Fund V, L.P (2)	619,115	1.8%	619,115	—	—
Avenue Special Situations Fund IV, L.P. (2)	496,023	1.5%	496,023	—	—
Avenue International Master, L.P. (2)	1,234,715	3.6%	1,234,715	—	—
Avenue-CDP Global Opportunities Fund, L.P. (2)	84,924	0.2%	84,924	—	—
Avenue Investments, L.P. (2)	722,264	2.1%	722,264	—	—
Avenue PPF Opportunities Fund, L.P. (2)	812,190	2.4%	812,190	—	—
Avenue Entrust Customized Portfolio SPC on behalf of and for the account of Avenue US Europe Distressed Segregated Portfolio(2)	119,747	0.4%	119,747	—	—

(1)	Assumes that the selling stockholders dispose of all the Common Shares covered by this prospectus supplement and do not acquire beneficial ownership of any additional shares of common stock. The registration of these Common Shares does not necessarily mean that the selling stockholders will sell all or any portion of the Common Shares covered by this prospectus supplement.

(2)	Avenue Capital Management II, L.P. (“Avenue Capital Management”), Avenue Capital Management II GenPar, LLC (“Avenue Capital Management GenPar”) and Marc Lasry beneficially own 4,088,978 shares of common stock through the Funds (as defined below). The Funds ownership is as follows: Avenue Investments, L.P. (“Avenue Investments”) owns 722,264 shares of common stock, Avenue International Master, L.P. (“Avenue International Master”) owns 1,234,715 shares of common stock, Avenue-CDP Global Opportunities Fund, L.P. (“Avenue-CDP”) owns 84,924 shares of common stock, Avenue Special Situations Fund IV, L.P. (“Avenue Fund IV”) owns 496,023 shares of common stock, Avenue Special Situations Fund V, L.P. (“Avenue Fund V”) owns 619,115 shares of common stock, Avenue Entrust Customized Portfolio SPC on behalf of and for the account of Avenue US Europe Distressed Segregated Portfolio (“Avenue Entrust”) owns 119,747 shares of common stock and Avenue PPF Opportunities Fund, L.P. (“Avenue PPF”) owns 812,190 shares of common stock. Avenue Partners, LLC (“Avenue Partners”) beneficially owns 1,956,979 shares of common stock through Avenue Investments and Avenue International Master.

Avenue Partners is the general partner of Avenue Investments and the sole shareholder of Avenue International Master GenPar, Ltd. (“Avenue International GenPar”), the general partner of Avenue International Master, with respect to the common stock held by Avenue International Master. Avenue Capital Management is the investment manager to Avenue Investments, Avenue International Master, Avenue-CDP, Avenue PPF, Avenue Fund IV, Avenue Fund V and Avenue Entrust Customized Portfolio SPC on behalf of and for the account of Avenue Entrust (collectively, the “Funds”). Avenue Capital Management GenPar is the general partner of Avenue Capital Management. Mr. Lasry is the managing member of Avenue Partners and Avenue Capital Management GenPar.

Avenue International GenPar, Avenue Partners, Avenue Capital Management, Avenue Capital Management GenPar and Mr. Lasry have the shared power to vote and dispose of the shares of common stock held by the Funds.

Material Relationships

Avenue Beneficial Ownership and Directors

As of July 31, 2017, Avenue beneficially owned 4,088,978 shares of common stock, or approximately 12.0% of our outstanding common stock. In addition, one member of our Board of Directors, Mr. Randal Klein, is an employee of an affiliate of Avenue.

Registration Rights Agreements

On November 9, 2009, we entered into a registration rights agreement, which we refer to in this prospectus supplement as the “Registration Rights Agreement,” with the holders of MagnaChip Semiconductor LLC’s common units issued in our reorganization proceedings, including Avenue, pursuant to which we granted them registration rights with respect to our common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock by a non-U.S. holder that purchases our common stock in this offering. For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that for U.S. federal income tax purposes is neither a U.S. person nor a partnership or other pass-through entity, as discussed below. The term “U.S. person” means:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes, or other pass-through entity, holds common stock, the tax treatment of a partner or member in the partnership or other entity will generally depend on the status of the partner or member and upon the activities of the partnership or other entity. Accordingly, we urge partnerships or other pass-through entities which hold shares of our common stock and partners or members in such partnerships or other entities to consult their tax advisors regarding the U.S. federal income tax considerations applicable to the partnership’s acquisition, ownership and disposition of shares of our common stock.

This discussion assumes that non-U.S. holders will hold shares of our common stock as a capital asset (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. holder’s particular circumstances. Insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, grantor trusts, personal holding companies, taxpayers who have elected mark-to-market accounting, entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities or an investor in such entities or arrangements, U.S. expatriates, tax-exempt entities, dealers in securities or currency, banks or other financial institutions, pension funds, “controlled foreign corporations” within the meaning of the Internal Revenue Code of 1986, as amended, or the Code, “passive foreign investment companies” within the meaning of the Code, corporations that accumulate earnings to avoid U.S. federal income tax, and investors that hold shares of common stock as part of a hedge, straddle, constructive sale, or conversion or other integrated transaction are among those categories of potential investors that are subject to special rules not covered in this discussion. This discussion does not address any non-income tax consequences (such as estate and gift tax) or any income tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Furthermore, the following discussion is based on current provisions of the Code, Treasury Regulations and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Additionally, we have not sought any ruling from the Internal Revenue Service, or IRS, with respect to statements made and conclusions reached in this discussion, and there can be no assurance that the IRS will agree with these statements and conclusions. We urge each prospective purchaser to consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of acquiring, owning and disposing of shares of our common stock.

Distributions

As discussed under “Dividend Policy,” we do not intend to pay dividends on our common stock in the foreseeable future. If, however, we do make distributions of cash or property on our common stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will first constitute a return of capital and will reduce a holder’s basis, but not below zero, and then will be treated as gain from the sale or exchange of shares of our common stock and may be subject to U.S. federal income tax as described below.

Any distribution that is a dividend, as described above, paid to a non-U.S. holder of common stock generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must timely provide us with an IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, certifying qualification for the reduced rate. If a non-U.S. holder holds shares of our common stock through a financial institution or other intermediary, such non-U.S. holder generally will be required to provide the appropriate documentation to the financial institution or other intermediary.

Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder (and attributable to a non-U.S. holder’s permanent establishment or fixed base in the United States if required by an applicable tax treaty) generally are exempt from this withholding tax. In order to obtain this exemption, a non-U.S. holder must provide us (or the applicable intermediary) with an IRS Form W-8ECI (or appropriate successor form) properly certifying this exemption. Dividends that are so effectively connected (and, if required by an applicable tax treaty, attributable to a permanent establishment or fixed base), although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of specified deductions and credits. In addition, such dividends received by a corporate non-U.S. holder may also be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty).

A non-U.S. holder of shares of our common stock that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld if an appropriate claim for refund is filed with the IRS.

Gain on Disposition of Shares of Common Stock

Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized upon the sale or other disposition of shares of our common stock unless:

•	the gain is effectively connected with a U.S. trade or business of the non-U.S. holder (and attributable to a permanent establishment or fixed base in the United States if required by an applicable tax treaty);

•	the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

•	our common stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the date of disposition or the holder’s holding period for shares of our common stock. We believe that we are not currently, and we believe that we will not become, a “United States real property holding corporation” for U.S. federal income tax purposes. If we are or become a “United States real property holding corporation,” so long as our common stock is regularly traded on an established securities market, only a non-U.S. holder who, actually or constructively, holds or held (at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period) more than 5% of shares of our common stock will be subject to U.S. federal income tax on the disposition of shares of our common stock by reason of such status.

If the recipient is a non-U.S. holder described in the first bullet or third bullet above, the recipient will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and corporate non-U.S. holders described in the first bullet above may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

If the recipient is an individual non-U.S. holder described in the second bullet above, the recipient will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which tax may be offset by certain U.S. source capital losses, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Payments of distributions or of proceeds on the disposition of shares of our common stock made to a non-U.S. holder may be subject to information reporting and backup withholding at the then effective rate (currently, 28%) unless the non-U.S. holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E, as applicable, or another applicable version of IRS Form W-8. Notwithstanding the foregoing, information reporting and backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, so long as the required information is furnished to the IRS in a timely manner.

FATCA Withholding

Sections 1471 through 1474 of the Code and the Treasury Regulations and official guidance promulgated thereunder, commonly referred to as the Foreign Account Tax Compliance Act or FATCA, generally impose a U.S. federal withholding tax of 30% on dividends on and the gross proceeds of a disposition of our common stock, paid to a ‘‘foreign financial institution’’ (as specially defined under FATCA), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds of a disposition of shares of our common stock paid to a ‘‘non-financial foreign entity’’ (as specially defined under FATCA) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding obligations under FATCA generally apply to payments of dividends on our common stock and, under transition rules, are expected to apply to payments of gross proceeds from a sale or other disposition of our common stock on or after January 1, 2019. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.

We will not pay any additional amounts to holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, you may be eligible for refunds or credits of such taxes. Prospective purchasers are encouraged to consult with their tax advisors regarding the possible implications of this legislation on their investment in shares of our common stock.

Each prospective purchaser should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of shares of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

We, the selling stockholders and Barclays Capital Inc., as underwriter in this offering, have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, the underwriter has agreed to purchase from the selling stockholders 4,088,978 shares of our common stock.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriter is committed to take and pay for all of the shares being offered, if any are taken. We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for any such liabilities.

The underwriter has advised us that, following the completion of this offering, it currently intends to make a market in the shares as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the shares, that you will be able to sell any of the shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriter is offering the shares subject to its acceptance of the shares from the selling stockholders and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriter has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority except sales to accounts over which it has discretionary authority to exceed five percent of the shares being offered.

The underwriter is expected to make offers and sales both inside and outside the United States through their respective selling agents.

Commission and Expenses

The underwriter has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriter, at that price less a concession not in excess of $0.05 per ordinary share. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that the selling stockholders are to pay the underwriter and the proceeds, before expenses, to the selling stockholders in connection with this offering.

	Per Share	Total
Public offering price	$11.10	$45,387,655.80
Underwriting discount and commissions paid by the selling stockholders	$0.12	$490,677.36
Proceeds to the selling stockholders, before expenses	$10.98	$44,896,978.44

The expenses of this offering, not including the underwriting discount, are estimated at $690,000 and are payable by us. We have also agreed to reimburse the underwriter in an amount of up to $10,000 for certain of its expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority.

No Sales of Similar Securities

We and our directors and certain of our officers have agreed with the underwriter, subject to certain exceptions, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock, or any options or warrants to purchase any shares of common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock, whether now owned or hereinafter acquired (including holding as a custodian) or with respect to which such person has beneficial ownership during the period from the date of this prospectus supplement continuing through the date, with respect to us, 45 days after the date of this prospectus supplement and, with respect to our directors and certain of our officers, 30 days after the date of this prospectus supplement, except with the prior written consent of the underwriter.

Listing

Our common stock is listed on the NYSE under the symbol “MX.”

Stabilization

The underwriter has advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve ‘‘naked’’ short sales.

‘‘Naked’’ short sales are sales in excess of the shares offered hereby. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares on behalf of the underwriter for the purpose of fixing or maintaining the price of the shares. A syndicate covering transaction is the bid for or the purchase of shares on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, the selling shareholder nor any of the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

The prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s web sites and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Other Activities and Relationships

The underwriter and its affiliates are a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which it received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area, no offer of shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of ordinary shares is made or who receives any communication in respect of an offer of the shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the representative has been given to the offer or resale; or where the shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the underwriter and its respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the representative to publish a prospectus pursuant to Article 3 of the Prospectus

Directive in relation to such offer. Neither the Company nor the representative have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the representative to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of the shares to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

This prospectus and any other material in relation to the shares described herein is only being distributed to, and is only directed at, persons in the United Kingdom who are “qualified investors” or otherwise in circumstances which do not require publication by the Company of a prospectus pursuant to section 85(1) of the UK Financial Services and Markets Act 2000.

Any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, investment professionals falling within Article 19(5), or high net worth entities falling within Article 49(2), of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or other persons to whom such investment or investment activity may lawfully be made available (together, “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus and should not act or rely on it.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been and will not be submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case acting for their own account, or otherwise in circumstances in which no offer to the public occurs, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with Article L.411-2-I-1° -or-2° -or 3° of the French Code monétaire et financier and Article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (offre au public).

The shares may not be distributed directly or indirectly to the public except in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier and applicable regulations thereunder.

Notice to Prospective Investors in Hong Kong

WARNING: The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to any offer of the shares. If recipients are in any doubt about any of the contents of this prospectus supplement, they should obtain independent professional advice.

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or will be issued or has been or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Chile

The shares are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement and other offering materials relating to the offer of the shares do not constitute a public offer of, or an invitation to subscribe for or purchase, the shares in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

LEGAL MATTERS

Jones Day, Palo Alto, California, will pass on the validity of the shares of common stock to be offered hereby. Certain matters will be passed upon for the underwriter by Latham & Watkins LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of Samil PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance therewith file reports, including annual and quarterly reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information may be accessed through the SEC Internet website located at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act for the registration under the Securities Act of the securities offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement which contains further information with respect to our company and our securities. Statements herein concerning the provisions of documents filed as exhibits to the registration statement are necessarily summaries of such documents, and each such statement is qualified by reference to the copy of the applicable document filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference in this prospectus supplement the documents listed below, each of which should be considered an important part of this prospectus supplement.

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 21, 2017, and as amended by Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on May 1, 2017;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, filed with the SEC on May 9, 2017, and June 30, 2017, filed with the SEC on August 4, 2017;

•	Our Current Reports on Form 8-K filed with the SEC on January 10, 2017 (with respect to Item 8.01 only), January 11, 2017, January 17, 2017, February 23, 2017, July 14, 2017 and August 9, 2017 (with the exception of any information and related exhibits contained in such documents which has been “furnished” under Item 2.02 and/or Item 7.01 of Form 8-K, which information is not deemed “filed” and which is not incorporated by reference into this prospectus supplement); and

•	The description of our common stock, par value $0.01 per share, contained in our registration statement on Form S-1 (Registration No. 333-165467), originally filed with the SEC on March 15, 2010, as amended, which description is incorporated by reference into our Amendment No. 1 to our Form 8-A filed with the SEC on March 10, 2011 and any amendment or report filed for the purpose of further updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the common stock covered by this prospectus supplement terminates. We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.

You may obtain, free of charge, a copy of any of our filings (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number: c/o MagnaChip Semiconductor, Inc., 60 South Market Street, Suite 750, San Jose, CA 95113, Attention: Chief Compliance Officer, Executive Vice President, General Counsel and Secretary; the telephone number at that address is 408-625-5999.

PROSPECTUS

MagnaChip Semiconductor Corporation

4,088,978 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling stockholders named herein of up to 4,088,978 already outstanding shares (the “Common Shares”) of our common stock, par value $0.01 per share (our “common stock”). See “Selling Stockholders.”

We will not receive any of the proceeds from the sale of the Common Shares by the selling stockholders.

Our registration of the Common Shares covered by this prospectus does not mean that the selling stockholders will offer or sell any of the Common Shares. The selling stockholders may sell the Common Shares covered by this prospectus in a number of different ways, at varying prices, and at different times or in separate transactions. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 9.

Our common stock is traded on the New York Stock Exchange (the “NYSE”), under the symbol “MX.” On April 24, 2017, the last reported sale price of our common stock on the NYSE was $8.15 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 11, 2017.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, the selling stockholders named under the heading “Selling Stockholders” in this prospectus may, from time to time, sell up to 4,088,978 shares of our common stock. Specific information about the terms of an offering will be, if required, included in a prospectus supplement relating to such offering of shares. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.”

Neither we, the selling stockholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein.

The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of Common Shares.

This prospectus is not an offer to sell or solicitation of an offer to buy the Common Shares in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

The terms “we,” “our,” “us,” the “Company” and “MagnaChip” refer to MagnaChip Semiconductor Corporation and, unless the context otherwise requires, its consolidated subsidiaries.

OUR COMPANY

General

We are a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for consumer, computing, communication, industrial, automotive and Internet of Things (“IoT”) applications. We provide technology platforms for analog, mixed-signal, power, high voltage, non-volatile memory, and Radio Frequency (“RF”) applications. We have a proven record of a 30-year operating history, large portfolio of approximately 2,198 registered novel patents and 166 pending novel patent applications and extensive engineering and manufacturing process expertise.

Our business is comprised of two operating segments: Foundry Services Group and Standard Products Group. Our Foundry Services Group provides specialty analog and mixed-signal foundry services mainly for fabless and Integrated Device Manufacturer (“IDM”) semiconductor companies that primarily serve the consumer, computing, communication, industrial, automotive and IoT applications. Our Standard Products Group is comprised of two business lines: Display Solutions and Power Solutions. Our Display Solutions products provide flat panel display solutions to major suppliers of large and small flat panel displays. Our Power Solutions products include discrete and integrated circuit solutions for power management in consumer, communication and industrial applications.

Corporate Information

MagnaChip Semiconductor Corporation is a Delaware corporation. Our principal executive offices are located at: c/o MagnaChip Semiconductor S.A., 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg, and our telephone number is (352) 45-62-62. Our website address is www.magnachip.com. You should not consider the information contained on our website to be part of this prospectus or in deciding whether to purchase shares of our common stock.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), that involve risks and uncertainties. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All statements other than statements of historical facts included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the “Risk Factors” section and elsewhere in this prospectus and factors listed in “Business” and “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Exchange Act.

You should read these risk factors and the other cautionary statements made in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein as being applicable to all related forward-looking statements wherever they appear in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein. We cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all.

The forward-looking statements made in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except to the extent required by applicable securities law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Shares by the selling stockholders. All of the proceeds will go to the selling stockholders. The selling stockholders in this offering are funds affiliated with Avenue Capital Management II, L.P. (collectively referred to herein as “Avenue”), which collectively beneficially owned approximately 12.2% of our outstanding common stock as of March 31, 2017, and are affiliated with a director of our company. See “Selling Stockholders.”

SELLING STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock held as of March 31, 2017 by the selling stockholders, the number of shares of common stock being offered hereby and information with respect to common stock to be beneficially owned by the selling stockholders assuming all the Common Shares registered hereunder are sold. The amounts and percentages of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic interest.

The percentages in the following table reflect the common stock beneficially owned by the selling stockholders as a percentage of the total number of shares of our common stock held and, to the extent applicable, issuable to the selling stockholders upon the exercise or conversion of any of our securities that are exercisable or convertible within 60 days of March 31, 2017. As of March 31, 2017, we had 33,553,688 shares of common stock outstanding.

The information set forth in the table below is based on information provided by or on behalf of the selling stockholders.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned After the Offering(1)
Name	Number	Percentage	Number	Number	Percentage
Funds managed by Avenue Capital Management II, L.P. (2)	4,088,978	12.2%	4,088,978	—	—

(1)	Assumes that the selling stockholders dispose of all the Common Shares covered by this prospectus and do not acquire beneficial ownership of any additional shares of common stock. The registration of these Common Shares does not necessarily mean that the selling stockholders will sell all or any portion of the Common Shares covered by this prospectus.
(2)	Avenue Capital Management II, L.P. (“Avenue Capital Management”), Avenue Capital Management II GenPar, LLC (“Avenue Capital Management GenPar”) and Marc Lasry beneficially own 4,088,978 shares of common stock through the Funds (as defined below). The Funds ownership is as follows: Avenue Investments, L.P. (“Avenue Investments”) owns 722,264 shares of common stock, Avenue International, Ltd. (“Avenue International”) owns 1,234,715 shares of common stock, Avenue-CDP Global Opportunities Fund, L.P. (“Avenue-CDP”) owns 84,924 shares of common stock, Avenue Special Situations Fund IV, L.P. (“Avenue Fund IV”) owns 496,023 shares of common stock, Avenue Special Situations Fund V, L.P. (“Avenue Fund V”) owns 619,115 shares of common stock, Avenue Entrust Customized Portfolio SPC on behalf of and for the account of Avenue US Europe Distressed Segregated Portfolio (“Avenue Entrust”) owns 119,747 shares of common stock and Avenue PPF Opportunities Fund, L.P. (“Avenue PPF”) owns 812,190 shares of common stock. Avenue Partners, LLC (“Avenue Partners”) beneficially owns 1,956,979 shares of common stock through Avenue Investments and Avenue International Master.

Avenue Partners is the general partner of Avenue Investments and the sole shareholder of Avenue International Master GenPar, Ltd. (“Avenue International GenPar”), the general partner of Avenue International Master, L.P. (“Avenue International Master”), with respect to the common stock held by Avenue Investments and Avenue International. Avenue Capital Management is the investment manager to Avenue Investments, Avenue International, Avenue-CDP, Avenue PPF, Avenue Fund IV, Avenue Fund V and Avenue Entrust Customized Portfolio SPC on behalf of and for the account of Avenue Entrust (collectively, the “Funds”). Avenue Capital Management GenPar is the general partner of Avenue Capital Management. Mr. Lasry is the managing member of Avenue Partners and Avenue Capital Management GenPar.

Avenue International GenPar, Avenue Partners, Avenue Capital Management, Avenue Capital Management GenPar and Mr. Lasry have the shared power to vote and dispose of the shares of common stock held by the Funds. The address for Avenue Partners, Avenue Capital Management, Avenue Capital Management GenPar and Mr. Lasry is 399 Park Avenue, 6th Floor, New York, NY 10022.

Material Relationships

As of March 31, 2017, Avenue beneficially owned approximately 4,088,978 shares of common stock, or 12.2% of our outstanding common stock. In addition, one member of our board of directors, Mr. Randal Klein, is an employee of an affiliate of Avenue.

Registration Rights Agreement

On November 9, 2009, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the holders of MagnaChip Semiconductor LLC’s common units issued in our reorganization proceedings, including Avenue, pursuant to which we granted them registration rights with respect to our common stock.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our certificate of incorporation and our bylaws are summaries and are qualified by reference to the certificate of incorporation and the bylaws, which documents are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the Delaware General Corporation Law (DGCL).

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of undesignated preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by our board of directors. As of March 31, 2017, there were 33,553,688 shares of common stock and no shares of preferred stock issued and outstanding.

The following description summarizes the terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Except as required by law or our certificate of incorporation and bylaws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present will be sufficient for the transaction of any business at a meeting. Subject to preferences held by, or that may be granted to, any outstanding shares of preferred stock, holders of our common stock will be entitled to receive ratably those dividends as may be declared by our board of directors out of funds legally available for such distributions, as well as any other distributions made to our stockholders. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and any liquidation preferences granted to the holders of outstanding shares of preferred stock. Holders of our common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock. All shares of our common stock that are outstanding on the date of this prospectus are fully paid and non-assessable.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 5,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. The preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Registration Rights

Pursuant to the Registration Rights Agreement, the selling stockholders have certain rights with respect to the registration of their shares of our common stock under the Securities Act.

Demand Registration Rights. Commencing 90 days following the completion of a firm commitment underwritten public offering of our securities pursuant to an effective registration statement filed by us under the Securities Act resulting in gross proceeds of at least $75.0 million to us, any holder who is a party to the Registration Rights Agreement who holds registrable securities has the right to demand that we file a registration statement covering the resale of its common stock, provided that a minimum of 20% of the common stock covered by the Registration Rights Agreement are included in such request, subject to a maximum of four such demands in the aggregate for all holders and to other specified exceptions. Provided that we are eligible for the use of SEC Form S-3, any holder who is a party to the Registration Rights Agreement who holds registrable securities, has the right to demand that we file with the SEC a registration statement under SEC Form S-3 or any similar short-form registration statement covering the shares of common stock held by these stockholders to be offered to the public, subject to specified exceptions. At the request of the holders, a demand registration may be a shelf registration pursuant to Rule 415 of the Securities Act.

The underwriters of any such offerings will have the right to limit the number of shares to be offered except that if a limit is imposed, then only shares held by holders who are parties to the Registration Rights Agreement who holds registrable securities will be included in such offering and the number of shares to be included in such offering will be allocated pro rata among those same parties. In any event, we will not include any securities of any other person (including us) in any demand registration statement without the prior written consent of the holders of a majority of the shares of common stock covered by such demand registration statement.

In no event will we be required to effect more than one demand registration under the Registration Rights Agreement within any three-month period (or within a given one-month period, in the case of any registration under Form S-3 or any similar short-form registration statement), and we will not be obligated to effect any demand registration unless the aggregate gross proceeds to be received from the sale of common stock equals or exceeds $10.0 million (or $1.0 million, in the case of any registration under Form S-3 or any similar short-form registration statement).

Piggyback Registration Rights. If we register any equity securities for our own account for public sale, stockholders with registration rights will, with specified exceptions, have the right to include their shares in the registration statement. The underwriters of any underwritten offering will have the right to limit the number of such shares to be included in the registration statement if the inclusion of all common stock of the holders who are a party to the Registration Rights Agreement who holds registrable securities proposed to be included in such offering would materially and adversely interfere with the successful marketing of our securities. Priority of inclusion in the registration shall be given first to us, second to stockholders with registration rights, pro rata on the basis of the relative number of securities requested to be registered by such stockholder, and third to any other participating person on such basis as we determine.

Expenses of Registration. Other than underwriting fees, discounts, commissions, stock transfer taxes and fees and disbursements of legal counsel to participating holders (excluding the fees of one firm of legal counsel to all of the participating holders participating in an underwritten public offering), we will pay all expenses relating to demand registrations and all expenses relating to piggyback registrations.

Indemnification and Contribution. The Registration Rights Agreement contains indemnification and contribution arrangements between us and stockholders who are a party to the Registration Rights Agreement who holds registrable securities with respect to each registration statement.

Anti-takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law. We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a public Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after the date the business combination is approved by the board of directors and authorized at a meeting of stockholders, and not by written consent, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any such entity or person.

A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out of, and do not currently intend to opt out of, this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Charter and Bylaws. Our certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by the board of directors, including:

Authorized but Unissued Preferred Stock. Our board of directors is authorized to issue, without stockholder approval, preferred stock with such terms as the board of directors may determine.

Calling Special Stockholder Meetings. Our bylaws provide that special meetings of our stockholders may be called only pursuant to the request of our board of directors, by the chairman of our board of directors, by our chief executive officer or by the holders of at least 25% of the voting power of all then outstanding shares of our common stock. In addition, stockholders may not fill vacancies on the board of directors and may not act by written consent.

Advanced Notice Procedures. Stockholders must timely provide advance notice, with specific requirements as to form and content, of nominations of directors or the proposal of business to be voted on at an annual meeting.

Board of Directors. Our bylaws provide that our board of directors will be elected annually by the stockholders in accordance with the certificate of incorporation and bylaws at the annual meeting. Each director shall serve for a one-year term or until a successor is duly elected or qualified, or until such director’s earlier death, resignation, disqualification or removal. The bylaws provide that the number of directors will initially be seven and thereafter may be fixed by the board of directors in accordance with the certificate of incorporation and bylaws.

Other Board of Director Requirements. Our authorized number of directors may be changed only by resolution of the board of directors and all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum. In addition, directors may only be removed for cause and then only by a vote of holders of a majority of the shares entitled to vote at an election of directors.

Conflicts of Interest. Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities. Our certificate of incorporation provides that none of our non-employee directors, non-employee 5% or greater stockholders or their affiliates will have any duty to refrain from engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage. In addition, in the event that any such director, stockholder or affiliate acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us and may take any such opportunity for themselves or offer it to another person or entity. Our certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a director solely in his or her capacity as our director.

Director and Officer Indemnification. We will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Supermajority Voting Requirements. In addition to the vote of the holders of any class or series of stock required by law, the bylaws or the certificate of incorporation, the affirmative vote of the holders of at least 66 2/3% in voting power of all shares of our stock entitled to vote generally in the election of directors, voting together as a single class, is required in order for our stockholders to alter, amend or repeal the provisions of our bylaws or amend or repeal of certain provisions of our certificate of incorporation including the following:

•	the resignation and removal of directors;

•	the provisions regarding competition and corporate opportunities;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	filling vacancies on our board and newly created directorships;

•	the advance notice requirements for stockholder proposals and director nominations; and

•	indemnification provisions.

In addition, our certificate of incorporation grants our board the authority to amend and repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our certificate of incorporation.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except to the extent such exemption from liability is not permitted by the DGCL.

Our certificate of incorporation and bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly obligated to advance certain expenses (including attorneys’ fees and disbursements and court costs) and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Listing

Our common stock is listed on the NYSE under the symbol “MX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC and its telephone number is (800) 937-5449.

PLAN OF DISTRIBUTION

We are registering 4,088,978 Common Shares for possible sale by the selling stockholders. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table above and donees, pledgees, transferees or other successors-in-interest selling Common Shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

The selling stockholders may offer and sell all or a portion of the Common Shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	in underwritten transactions;

•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our shares are then listed or traded;

•	in privately negotiated transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	through the distribution of the Common Shares by any selling stockholder holder to its partners, members or stockholders;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing or settlement of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may sell the Common Shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the Common Shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on NYSE or any other exchange or market.

The Common Shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our Common Shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Common Shares offered by this prospectus, which Common Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered Common Shares for whom they may act as agents. In addition, underwriters may sell the Common Shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the Common Shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the Common Shares, including liabilities arising under the Securities Act. Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the Common Shares, including certain liabilities arising under the Securities Act. Under the Registration Rights Agreement, we have also agreed to pay the costs, expenses and fees of registering the Common Shares, including the fees, charges and disbursements of one firm of counsel to the selling stockholders; however, the selling stockholders will pay any underwriting fees, discounts, selling commissions and stock transfer taxes relating to the registration and sale of the Common Shares in any underwritten offering.

Upon our notification by the selling stockholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of Common Shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling stockholders;

•	the number of Common Shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any fees, discounts, selling commissions or other compensation paid to underwriters or broker-dealers and any fees, discounts, selling commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

In addition, upon being notified by the selling stockholders that a donee, pledgee, transferee, other successor-in-interest intends to sell more than 500 Common Shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Common Shares offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of the Common Shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the Common Shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities for the Common Shares.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the Common Shares under this prospectus, the selling stockholders may sell the Common Shares in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance therewith file reports, including annual and quarterly reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information may be accessed through the SEC Internet website located at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act for the registration under the Securities Act of the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement which contains further information with respect to our company and our securities. Statements herein concerning the provisions of documents filed as exhibits to the registration statement are necessarily summaries of such documents, and each such statement is qualified by reference to the copy of the applicable document filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Information about us is also available on our website at http://www.magnachip.com. Information on our website is not incorporated by reference herein and our website address is included as an inactive textual reference only.

We are incorporating by reference in this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. When we refer to this prospectus, unless the context requires otherwise, we also refer to any documents incorporated by reference. We are incorporating by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except that, unless otherwise expressly indicated, we are not incorporating any information “furnished” under Item 2.02 or Item 7.01 of any Current Report on Form 8-K):

•	our Amendment No. 1 to the Registration Statement on Form 8-A (filed on March 10, 2011) and any amendment or report filed for the purpose of further updating such description;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed on February 21, 2017), as amended by Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed on May 1, 2017) (as amended, our “2016 Annual Report”); and

•

our Current Reports on Form 8-K filed with the SEC on January 10, 2017 (with respect to Item 8.01 only), January 11, 2017, January 17, 2017 and February 23, 2017 (with the exception of any information and related exhibits contained in such documents which has been “furnished” under Item 2.02 and/or Item 7.01 of Form 8-K, which information is not deemed “filed” and which is not incorporated by reference into this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such prior statement. Any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain, free of charge, a copy of any of our filings (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number: c/o MagnaChip Semiconductor, Inc., 60 South Market Street, Suite 750, San Jose, CA 95113, Attention: Chief Compliance Officer, Executive Vice President, General Counsel and Secretary; the telephone number at that address is 408-625-5999.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, has issued an opinion with respect to the validity of the Common Shares to be offered by this prospectus. If counsel for any underwriters passes on legal matters in connection with an offering of the Common Shares described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the reports of Samil PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

4,088,978 Shares

MagnaChip Semiconductor Corporation

Common Stock

PROSPECTUS SUPPLEMENT

Barclays

August 9, 2017